UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2007
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Payments under the 2006 Corporate Officer Incentive Plan
     On February 22, 2007, the independent directors of the Board of Directors of I-Flow Corporation (the “Company”) approved, on the recommendation of the Compensation Committee, payouts under the 2006 Corporate Officer Incentive Plan (the “2006 COIP”) to Donald M. Earhart, the Company’s Chief Executive Officer; James J. Dal Porto, the Company’s Chief Operating Officer; and James R. Talevich, the Company’s Chief Financial Officer, each of whom participated in the 2006 COIP. As previously disclosed in the Company’s Form 8-K filed on March 1, 2006, the 2006 COIP identified predetermined performance goals, which were based on total revenue and profitability, and target awards. Subject to achievement of those goals and objectives, the participants in the 2006 COIP could earn cash bonuses and equity awards. A summary of the terms of the 2006 COIP was filed as Exhibit 10.9 to the Form 8-K filed on March 1, 2006.
     After the completion of fiscal year 2006, the Compensation Committee reviewed the executive officers’ and the Company’s performance in light of the predetermined goals set forth in the 2006 COIP. On February 22, 2007, the independent directors of the Board approved the following payouts under the 2006 COIP:
Donald M. Earhart. As a result of his and the Company’s performance in fiscal year 2006, the Compensation Committee recommended, and the independent directors determined, that Mr. Earhart was entitled to receive a bonus of $912,515 in cash and 57,937 shares of restricted stock. The restrictions on the restricted stock will lapse with respect to 50% of the shares on the first anniversary date of the grant date and with respect to the remaining 50% of the shares on the second anniversary date of the grant date.
James J. Dal Porto. As a result of his and the Company’s performance in fiscal year 2006, the Compensation Committee recommended, and the independent directors determined, that Mr. Dal Porto was entitled to receive a bonus of $608,344 in cash and 38,625 shares of restricted stock. The restrictions on the restricted stock will lapse with respect to 50% of the shares on the first anniversary date of the grant date and with respect to the remaining 50% of the shares on the second anniversary date of the grant date.
James R. Talevich. As a result of his and the Company’s performance in fiscal year 2006, the Compensation Committee recommended, and the independent directors determined, that Mr. Talevich was entitled to receive a bonus of $304,172 in cash and 19,313 shares of restricted stock. The restrictions on the restricted stock will lapse with respect to 50% of the shares on the first anniversary date of the grant date and with respect to the remaining 50% of the shares on the second anniversary date of the grant date.
     A form of the restricted stock agreement used in connection with the grants of shares of restricted stock was filed as Exhibit 10.8 to the Form 8-K filed on March 1, 2006 and is incorporated by reference herein.
Terms of the 2007 Corporate Officer Incentive Plan
     On February 22, 2007, the independent directors of the Board of Directors unanimously approved, on the recommendation of the Compensation Committee, the 2007 Corporate Officer Incentive

Plan (the “2007 COIP”). As with the 2006 COIP, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company are eligible for awards under the 2007 COIP. The 2007 COIP identifies predetermined performance goals and target awards. Subject to achievement of the goals and objectives, the participants can earn cash bonuses and equity awards. Equity awards, if any, will be made pursuant to the I-Flow Corporation 2001 Equity Incentive Plan. After the completion of fiscal year 2007, the officers’ and the Company’s performance will be reviewed in light of the predetermined goals set forth in the 2007 COIP. In determining the allocation of awards from the bonus pool to individual executive officers, the Compensation Committee will focus on the contributions made by each executive officer to the Company’s performance. A summary of the terms of the 2007 COIP is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibit is filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Summary of the 2007 Corporate Officer Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2007

I-FLOW CORPORATION
By:	/s/ James R. Talevich
	Name:	James R. Talevich
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of the 2007 Corporate Officer Incentive Plan

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